UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: July 10, 2015

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2015, NovaBay Pharmaceuticals, Inc. (the “Company”) received a letter from the NYSE MKT LLC (the “Exchange”) notifying the Company that the Company is not in compliance with Section 1003(a)(ii) and Section 1003(a)(iii) of the NYSE MKT Company Guide, and that the Exchange (1) has accepted the Company's plan, which the Company provided to the NYSE MKT on May 28, 2015, to regain compliance with the continued listing standards and (2) has granted the Company an extension of the listing of the Company’s common stock on the NYSE MKT until October 28, 2016 (the “Plan Period”).

The Company’s compliance with its initiative set out in its plan will be subject to periodic reviews by the Exchange during the Plan Period and, if it does not make progress consistent with its plan during the Plan Period, or it is not in compliance by October 28, 2016, the Exchange will initiate delisting procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: July 16, 2015